UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2022

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600
Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

1-800-514-0186

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	SWM	New York Stock Exchange

☐  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On February 22, 2022, Schweitzer-Mauduit International, Inc., a Delaware corporation (“U.S. Borrower”), SWM Luxembourg, a Luxembourg private limited liability company (“SWM Luxembourg” and, together with U.S. Borrower, the “Borrowers” and, individually, each a “Borrower”), and the other loan parties party to the Fourth Amendment (as defined below), as guarantors, entered into the Fourth Amendment (the “Fourth Amendment”) to that certain Credit Agreement, dated September 28, 2021 (as previously amended as of February 9, 2021, March 8, 2021, and April 20, 2021, and further amended by the Fourth Amendment, the “Credit Agreement”), with JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”), for itself and for various other financial institutions as lenders (collectively, the “Lenders”), which modified certain of the terms applicable to the Revolving Credit Facility (as defined in the Credit Agreement) and Term A Facility (as defined in the Credit Agreement) provided thereunder (collectively, the “Credit Facilities”).

The Fourth Amendment modifies the original Credit Agreement to, among other things, amend the maximum Net Debt to EBITDA Ratio (as defined in the Credit Agreement) financial covenant to (a) 6.00 to 1.00 for the fiscal quarter ended March 31, 2022, (b) 5.75 to 1.00 for the fiscal quarter ended June 30, 2022, (c) 5.50 to 1.00 for the fiscal quarter ended September 30, 2022, (d) 5.25 to 1.00 for the fiscal quarter ended December 31, 2022, (e) 5.00 to 1.00 for the fiscal quarter ended March 31, 2023, and (f) 4.50 to 1.00 for the fiscal quarter ended June 30, 2023 and each fiscal quarter thereafter. If the Net Debt to EBITDA Ratio is 4.75 to 1.00 or greater, there is an event of default, or the Borrowers fail to deliver the required financial statements, the Borrowers shall pay quarterly (and at termination or payment in full, as applicable, of the Credit Facilities) an amendment fee equal to 0.25% with respect to the loans and letters of credit under the Credit Facilities and 0.05% with respect to undrawn Revolving Commitments (as defined in the Credit Agreement).

This description of the Fourth Amendment does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Fourth Amendment, which is attached hereto as Exhibit 10.1, and which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

10.1	Fourth Amendment, dated as of February 22, 2022, to the Credit Agreement, dated September 25, 2018 (as amended as of February 9, 2021, March 8, 2021, and April 20, 2021), by and among Schweitzer-Mauduit International, Inc., SWM Luxembourg, the other loan parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.*

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

*Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules or exhibits upon request of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:	/s/ Andrew Wamser

Andrew Wamser
Executive Vice President and Chief Financial Officer

Dated: February 24, 2022